Exhibit 99.1

GLOBAL INDUSTRIAL COMPANY REPORTS FIRST QUARTER 2024 FINANCIAL RESULTS

Sales of $323.4 Million, Increase 18.1%
Operating Income of $17.4 Million; Operating Margin 5.4%
Board Declares $0.25 Dividend

PORT WASHINGTON, NY, April 30, 2024 – Global Industrial Company (NYSE: GIC) today announced financial results for the first quarter ended March 31, 2024.

Performance Summary* (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended March 31,
	2024	2023
Net sales	$323.4	$273.8
Gross profit	$110.9	$98.4
Gross margin	34.3%	35.9%
Operating income from continuing operations	$17.4	$17.8
Operating margin	5.4%	6.5%
Net income from continuing operations	$13.1	$13.3
Net income per diluted share from continuing operations	$0.34	$0.35

Net income (loss) from discontinued operations	$0.1	$(0.1)
Net income (loss) per diluted share from discontinued operations	$0.00	$0.00
*
Global Industrial Company manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarters ended March 30, 2024 and April 1, 2023, respectively. The first quarters of both 2024 and 2023 included 13 weeks.

Average daily sales is calculated based upon the number of selling days in each period, with Canadian sales converted to US dollars using the current year's average exchange rate. There were 64 selling days in the U.S. in each of the first quarters of 2024 and 2023, respectively, and in Canada, there were 62 selling days and 63 selling days in the first quarters of 2024 and 2023, respectively.

First Quarter 2024 Financial Summary:

•Consolidated sales increased 18.1% to $323.4 million compared to $273.8 million last year. Excluding Indoff, acquired on May 19, 2023, sales increased 4.2% and 4.3% on an average daily sales basis.
•Consolidated gross margin declined to 34.3% compared to 35.9% last year. Excluding Indoff, gross margin was 35.8%, a 10 basis point reduction to prior year.
•Consolidated operating income from continuing operations decreased 2.2% to $17.4 million compared to $17.8 million last year. Excluding Indoff, operating income was $16.1 million, a decrease of 9.6%.
•Net income per diluted share from continuing operations decreased 2.9% to $0.34 compared to $0.35 last year.

Barry Litwin, Chief Executive Officer, said, “First quarter revenue improved 18.1% to $323.4 million dollars and on an organic basis we posted our third consecutive quarter of growth with revenue up 4.2%. Our performance reflects a continuation of the cautious customer purchasing behavior we have seen for the past several quarters. E-commerce was once again our leading channel and we are seeing strong growth in our enterprise business as it benefits from new account generation and healthy retention rates. Order and volume trends were solid and partially offset by continued price headwinds. We remain pleased with gross margin performance, which was essentially flat on an organic basis for both the prior year and sequential quarter.”

“We are focused on championing the customer across every facet of the business and delivering an exceptional end-to-end shopping experience. This includes enhancing the quality and value we provide, to elevating our position as a solutions provider and problem solver for our customers. We are making continued investments in sales, marketing, merchandising and customer service that will help us drive operating efficiencies, accelerate customer engagement, strengthen our competitive position and capture market share. We continue to differentiate our position in the market and in turn strengthen our ability to drive long-term performance."

At March 31, 2024, the Company had total working capital of $160.8 million, cash and cash equivalents of $29.9 million, and excess availability under its credit facility of approximately $120.7 million. Operating cash flow provided by continuing operations in the quarter was $6.3 million. The Company’s Board of Directors has declared a cash dividend of $0.25 per share to common stock shareholders of record at the close of business on May 13, 2024, payable on May 20, 2024.

Earnings Conference Call Details
Global Industrial Company will host a conference call and question and answer session on its first quarter 2024 results today, April 30, 2024 at 5:00 p.m. Eastern Time. A live webcast of the remarks will be available on the Company’s website at https://investors.globalindustrial.com in the events section. The webcast will also be archived on the website for approximately 90 days.

About Global Industrial Company
Global Industrial Company (NYSE: GIC), through its operating subsidiaries, is a value-added distributor. For 75 years, Global Industrial has gone the extra mile for its customers, currently offering hundreds of thousands of industrial and MRO products needed to run businesses and facilities. Global Industrial is committed to its customer-centric strategy, and utilizes a team of subject matter experts, products from its Global Industrial Exclusive BrandsTM and national vendor relationships to help customers succeed. Global Industrial, "We Can Supply That®".

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise. Any such statements that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on management's estimates, assumptions and projections and are not guarantees of future performance. When used in this release, the words "anticipates," "believes," "estimates," "expects," "intends," and "plans" and variations thereof and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this report are based on the Company’s beliefs and expectations as of the date of this report and are subject to risks and uncertainties which may have a significant impact on the Company’s business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain and undue reliance should not be placed on them. Important risk factors that may affect our future results of operations and financial condition are detailed from time to time in our Securities and Exchange Commission filings. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events, except as may be required by applicable law.
Investor/Media Contacts:
Mike Smargiassi/ Ryan Golden
The Plunkett Group
212-739-6729
mike@theplunkettgroup.com/ ryan@theplunkettgroup.com

GLOBAL INDUSTRIAL COMPANY
Condensed Consolidated Statements of Operations – Unaudited
(In millions, except per share amounts)

	Quarter Ended March 31,
	2024	2023
Net sales	$323.4	$273.8
Cost of sales	212.5	175.4
Gross profit	110.9	98.4
Gross margin	34.3%	35.9%
Selling, distribution and administrative expenses	93.5	80.6
Operating income from continuing operations	17.4	17.8
Operating margin	5.4%	6.5%
Interest and other expense, net	0.2	0.2
Income from continuing operations before income taxes	17.2	17.6
Provision for income taxes	4.1	4.3
Net income from continuing operations	13.1	13.3
Net income (loss) from discontinued operations	0.1	(0.1)
Net income	$13.2	$13.2

Net income per common share from continuing operations:
Basic	$0.34	$0.35
Diluted	$0.34	$0.35

Net income (loss) per common share from discontinued operations:
Basic	$0.00	$0.00
Diluted	$0.00	$0.00

Net income per common share:
Basic	$0.34	$0.35
Diluted	$0.34	$0.35

Weighted average common and common equivalent shares:
Basic	38.2	38.1
Diluted	38.4	38.2

GLOBAL INDUSTRIAL COMPANY
Condensed Consolidated Balance Sheets – Unaudited
(In millions)

	March 31,	December 31,
	2024	2023
Current assets:
Cash and cash equivalents	$29.9	$34.4
Accounts receivable, net	133.9	130.7
Inventories	162.8	150.8
Prepaid expenses and other current assets	11.1	13.9
Total current assets	337.7	329.8
Property, plant and equipment, net	20.1	20.0
Operating lease right-of-use assets	81.0	84.4
Goodwill and intangibles	68.5	69.3
Other assets	10.1	9.9
Total assets	$517.4	$513.4

Current liabilities:
Accounts payable and accrued expenses	$162.8	$160.1
Operating lease liabilities	14.1	14.1
Total current liabilities	176.9	174.2
Operating lease liabilities	77.8	81.4
Other liabilities	2.5	2.6
Shareholders’ equity	260.2	255.2
Total liabilities and shareholders’ equity	$517.4	$513.4

GLOBAL INDUSTRIAL COMPANY
Condensed Consolidated Statements of Cash Flows - Unaudited
(In millions)

	Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income from continuing operations	$13.1	$13.3
Adjustments to reconcile net income from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	1.9	1.1
Stock-based compensation	1.0	0.6
Provision for deferred taxes	0.3	0.1
Change in working capital	(10.7)	12.9
Other, net	0.7	0.5
Net cash provided by operating activities from continuing operations	6.3	28.5
Net cash provided by (used in) operating activities from discontinued operations	0.1	(0.2)
Net cash provided by operating activities	6.4	28.3

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(1.3)	(0.7)
Net cash used in investing activities	(1.3)	(0.7)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments of short-term borrowings	0.0	(0.6)
Dividends paid	(9.6)	(7.7)
Stock-based compensation share issuances, net	0.0	0.4
Net cash used in financing activities	(9.6)	(7.9)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	0.0	0.0

NET (DECREASE) INCREASE IN CASH	(4.5)	19.7
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	34.4	28.5
CASH AND CASH EQUIVALENTS – END OF PERIOD	$29.9	$48.2